Exhibit 107

Calculation of Filing Fee Table

F-3

(Form Type)

FORESIGHT AUTONOMOUS HOLDINGS Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	American Depository Shares	(1)	Other	95,391,690	$0.0617	$5,885,667.28	0.0001381	$812.82

Total Offering Amounts:							$5,885,667.28		812.82
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$812.82

Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares, no par value, or Ordinary Shares, of Foresight Autonomous Holdings Ltd., or the Company, registered hereby also include an indeterminate number of additional Ordinary Shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. The amount registered includes (i) up to 2,142,857 American Depository Shares, or ADSs issuable upon the exercise of Series A warrants, issued pursuant to private placement agreements; and (ii) 1,036,866 ADSs, issuable upon the exercise of Series C warrants, issued pursuant to private placement agreements. Each ADS represents thirty Ordinary Shares. The proposed maximum offering price per share estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the registrant’s ADSs as reported on the Nasdaq Capital Market on December 9, 2025. The Company will not receive any proceeds from the sale of its Ordinary Shares by the selling shareholders. All 3,179,723 ADSs are to be offered for resale by the selling shareholders named in the prospectus contained in this Registration Statement on Form F-3.